Exhibit 10.4

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of December 11, 2006, among RAIT INVESTMENT TRUST, a Maryland trust (“RAIT”), RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“RAIT OP”), and RAIT ASSET HOLDINGS, LLC, a Delaware limited liability company (“RAIT SPE”) (RAIT, RAIT OP and RAIT SPE are hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the LENDERS party to this Amendment (the “Lenders”).

WITNESSETH:

WHEREAS, capitalized terms used in this Amendment without definition have the meanings provided therefor in that certain Revolving Credit Agreement dated as of October 24, 2005, by and among the Borrowers, the Administrative Agent and the Lenders (the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend, and to waive certain provisions of, the Credit Agreement, and the Administrative Agent and the Lenders have agreed to amend, and to waive certain provisions of, the Credit Agreement, on, and subject to, the terms and conditions set forth herein,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1. Amendments to Credit Agreement. As of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the proper alphabetical sequence:

“Excluded Subsidiary” means any Consolidated Subsidiary (other than a Borrower) whose Debt consists solely of Debt issued or incurred pursuant to a securitization transaction, provided in each case such Debt is not Recourse Debt of the Borrowers or Taberna.

“Excluded Debt” means Debt issued or incurred by a Borrower or a Subsidiary of a Borrower pursuant to any loan or warehouse facility provided that such Debt is not Recourse Debt of the Borrowers or Taberna.”

“Taberna” means Taberna Realty Finance Trust, a Maryland real estate investment trust. Upon the occurrence of the Taberna Closing Date, Taberna shall be a Subsidiary of RAIT and a Consolidated Party.

“Taberna Acquisition” means the acquisition by RAIT of all of the Capital Stock of Taberna (excluding certain shares of Capital Stock which will be retained by Persons not affiliated with the Borrowers for the purpose of compliance with REIT regulations) by means of a merger by and between a Subsidiary of RAIT and Taberna.

“Taberna Closing Date” means the date on which the closing of the Taberna Acquisition occurs.

(b) The definition of “Adjusted Earnings” in Section 1.1 of the Credit Agreement is hereby amended by changing the phrase “Net Income” therein to “REIT taxable income of the Consolidated Parties calculated in accordance with the Code, before giving effect to the dividends paid deduction”.

(c) The definition of “Borrowing Base Availability” in Section 1.1 of the Credit Agreement is hereby amended by changing the phrase in clause (y)(ii) thereof from “2:00 to 1:00” to “1.50 to 1.00.”

(d) The definition of “EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end thereof: “ All amounts determined in clauses (i) through and including (v) shall be determined (i) as if all Excluded Subsidiaries were not included in the Consolidated Parties and were instead accounted for using the equity method of accounting and (ii) all Interest Expense relating to Excluded Debt and all income relating to assets securing Excluded Debt were not included and were instead accounted for using the equity method of accounting.”

(e) The definition of “Interest Expense” in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end thereof: “; and provided further, that, on and after the Taberna Closing Date, for the purposes of calculating the Interest Coverage Ratio under 5.8(b) and the Fixed Charge Coverage Ratio under 5.8(c), “Interest Expense” shall not include any interest expense relating to any Excluded Subsidiary or Excluded Debt.”

(f) The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end thereof: “All amounts determined in clauses (a) through and including (b) shall be determined as if (i) all Excluded Subsidiaries were not included in the Consolidated Parties and were instead accounted for using the equity method of accounting and (ii) all Excluded Debt and assets securing Excluded Debt were not included and were instead accounted for using the equity method of accounting.

(g) The definition of “Secured Debt” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(h) The definition of “Total Assets” in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end thereof: “; and provided further, that, on and after the Taberna Closing Date, for the purposes of calculating the Leverage Ratio under Section 5.8(a), Total Assets (i) shall be determined as if the assets of Excluded Subsidiaries or assets securing Excluded Debt were not included in the Total Assets and (ii) shall include investments of the Consolidated Parties in such Excluded Subsidiaries and assets securing Excluded Debt using the equity method of accounting.”

(i) The definition of “Total Liabilities” in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end thereof: “; and provided further, that, on and after the Taberna Closing Date, for the purposes of calculating the Leverage Ratio under Section 5.8(a), Total Liabilities (i) shall be determined as if all Debt of the Excluded Subsidiaries and Excluded Debt were not included in the Total Liabilities and (ii) shall not include Debt constituting subordinated debentures or trust preferred securities (“TruPS”) issued by Borrowers or Taberna or a Wholly-Owned Subsidiary of Taberna that are approved by the Administrative Agent in its discretion.”

(j) The definition of “Unsecured Debt” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(k) Section 2.18 of the Credit Agreement is hereby amended by changing the phrase in clause (a) thereof from “$80,000,000” to “$165,000,000”.

(l) Section 5.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “(a) Leverage Ratio. At all times the Leverage Ratio will be less than or equal to sixty percent (60%).”

(m) Section 5.8(d) of the Credit Agreement is hereby amended and restated to read as follows: “[Reserved]”.

(n) Section 5.8(e) of the Credit Agreement is hereby amended and restated to read as follows: “(e) Recourse Debt to Total Assets. At all times, the ratio of (i) the Debt of the Consolidated Parties that is Recourse Debt to RAIT or RAIT OP to (ii) the Consolidated Tangible Net Worth of the Consolidated Parties shall be less than or equal to 0.35 to 1.00.”

(o) Section 5.8(f) of the Credit Agreement is hereby amended and restated to read as follows: “[Reserved]”.

(p) Section 5.8(g) of the Credit Agreement is hereby amended by changing the phrase “$500,000,000.00” in clause (i) thereof to “85% of tangible Net Worth on the Effective Date”.

(q) Section 5.8(j) of the Credit Agreement is hereby amended by changing the phrase “Net Income” therein to “REIT taxable income of the Consolidated Parties calculated in accordance with the Code, before giving effect to the dividends paid deduction”.

(r) Section 5.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Section 5.14 Liens; Release of Liens. The Borrowers shall not at any time during the Term directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Borrowing Base Asset or any Capital Stock of RAIT OP, RAIT SPE or any SPE Subsidiary for borrowed monies or any other Lien (other than Liens in favor of the Administrative Agent and the Lenders), unless the same is being contested in good faith or the same is discharged, bonded off or paid within thirty (30) days of filing of such Lien.”

(t) Section 5.17 of the Credit Agreement is hereby amended by adding the following phrase at the end of the first sentence thereof: “and those businesses in which Taberna is engaged on the Taberna Closing Date”.

2. Waiver. On and subject to the terms and conditions of this Amendment, compliance by the Borrowers with the covenants contained in Section 5.9 of the Credit Agreement is hereby waived, solely to permit the Taberna Acquisition; provided, however, such Taberna Acquisition shall occur by December 31, 2006. The waiver granted pursuant to this Section 2 is referred to herein as the “Taberna Acquisition Waiver.” The Taberna Acquisition Waiver shall terminate on December 31, 2006 (unless extended by the Administrative Agent in its discretion), if the Taberna Acquisition has not been consummated by such date.

3. Conditions Precedent. This Amendment shall be effective on December 11, 2006 (the “Effective Date”) upon the satisfaction by the Borrowers of, or written waiver by Administrative Agent of, the following conditions, failing which this Amendment and all related documents shall be null and void at the option of the Administrative Agent:

(a) The Administrative Agent shall have received the following:

(i) This Amendment, duly executed by the Borrowers.

(ii) A Pledge Agreement in substantially the form of Exhibit A to this Amendment duly executed by RAIT OP whereby RAIT OP, as security for the punctual payment and performance of all of the Borrowers’ Obligations, shall pledge and grant and security interest in and to one hundred percent (100%) of the Capital Stock of RAIT SPE to the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

(iii) A certificate of the Secretary of RAIT as of the date of this Amendment concerning:

(A) Each Borrower’s authority to enter into this Amendment.

(B) The identity and incumbency of the person(s) authorized on behalf of each Borrower to execute and deliver this Amendment.

(b) No Default or Event of Default will exist as of the Effective Date, or as of the Taberna Closing Date (including on a proforma basis after giving effect to the closing of the Taberna Acquisition).

(c) In addition to all other expense payment and reimbursement obligations of the Borrowers under the Credit Agreement and other Loan Documents, the Borrowers will pay or reimburse the Administrative Agent its costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment and any other documents in connection herewith and the matters addressed in and contemplated by, this Amendment.

(d) The Administrative Agent shall have received, for its or any other Lender’s account, all fees due and payable pursuant to a fee letter between Borrowers and KeyBank dated on or about the date of this Amendment, as amended, supplemented or otherwise modified from time to time.

4. Waiver of Claims. The Borrowers acknowledge, confirm and agree that none of them has any offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Administrative Agent and/or any Lender with respect to any of their respective liabilities and obligations owing to the Administrative Agent and/or any Lender, and, in any event, each Borrower specifically WAIVES, RELEASES, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof against the Administrative Agent and/or the Lenders, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Credit Agreement or the administration thereof or the Obligations created thereby.

5. Acknowledgments by Borrowers. Each Borrower acknowledges, confirms, represents and warrants, and agrees that:

(a) Except as provided herein, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, and each Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Credit Agreement and the other Loan Documents, and (y) represents and warrants that:

(i) as of the date the Borrower executes this Amendment, no Default or Event of Default exists, and no Default or Event of Default will exist as of the Effective Date or as of the Taberna Closing Date.

(ii) the representations and warranties made by the Borrowers in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, and will be true and correct in all material respects as of the Effective Date and as of the Taberna Closing Date, except as to matters which speak to a specific date and for changes in the ordinary course to the extent permitted and contemplated by the Credit Agreement and this Amendment.

(iii) the Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of the Borrower is duly authorized to do so.

(iv) this Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(b) The consummation of the Taberna Acquisition does not and will not constitute a breach of or default under any agreement to which any Borrower is a party or by which any Borrower or its assets may be bound, other than those as to which written waivers have been obtained (copies of which shall have been provided by the Borrowers to the Administrative Agent).

(c) The Borrowers shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Administrative Agent in connection with this Amendment and all previous matters relating to the Credit Agreement and the Borrowers’ relationship with the Administrative Agent and the Lenders.

6. Miscellaneous.

(a) This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as the originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party.

(b) This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c) This Amendment shall be governed in accordance with the internal laws of the State of New York (without regard to conflict of laws principles).

(d) After giving effect to increases in the Facility Amount pursuant to Section 2.18 of Credit that have occurred prior to the Effective Date, the “Facility Amount” as of the Effective Date is three hundred and thirty-five million dollars ($335,000,000). The Commitments of the Lenders on the Effective Date are, with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

RAIT INVESTMENT TRUST, a Maryland trust

		By:	/s/ Ellen J. Di Stefano
		Name:	Ellen J. Di Stefano
		Title:	Chief Financial Officer and Executive Vice President

RAIT PARTNERSHIP, L.P., a Delaware limited partnership

		By:	RAIT General, Inc., a Maryland corporation, its general partner

			By:	/s/ Ellen J. Di Stefano
			Name:	Ellen J. Di Stefano
			Title:	Chief Financial Officer and Executive Vice President

RAIT ASSET HOLDINGS, LLC, a Delaware limited liability company

		By:	RAIT Partnership, L.P., a Delaware limited partnership, its sole member

		By:	RAIT General, Inc., a Maryland corporation, its general partner

			By:	/s/ Ellen J. Di Stefano
			Name:	Ellen J. Di Stefano
			Title:	Chief Financial Officer and Executive Vice President

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

Facsimile Number:	617-385-6292	By:	/s/ Kathleen M. Ahern
Address:	225 Franklin Street, 18th Floor Boston,	Name:	Kathleen M. Ahern
	Massachusetts 02110	Title:	Senior Banker
Attn:	Ms. Kathleen M. Ahern

Commitment: $50,000,000.00

KEYBANK NATIONAL ASSOCIATION, as a Lender and as Swing Lender

By:	/s/ Kathleen M. Ahern
Name:	Kathleen M. Ahern
Title:	Senior Banker

Commitment: $50,000,000.00

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael W. Edwards

Name:	Michael W. Edwards
Title:	Senior Vice President

Commitment $40,000,000.00

TD BANKNORTH, N.A., as a Lender

By:	/s/ John Mercier

Name:	John Mercier
Title:	Senior Vice President

Commitment: $35,000,000.00

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Paul Rubrich

Name:	Paul Rubrich
Title:	Vice President

Commitment: $30,000,000.00

EMIGRANT SAVINGS BANK, as a Lender

By:	/s/ Thomas G. Devine
Name:	Thomas G. Devine
Title:	Managing Director & Vice President

Commitment: $25,000,000.00

CIBC INC., as a Lender

By:	/s/ Joel Gershkon
Name:	Joel Gershkon
Title:	Authorized Signatory

Commitment: $25,000,000.00

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Malav Kakad
Name:	Malav Kakad
Title:	Vice President

Commitment: $25,000,000.00

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Laurens F. Schaad Jr.
Name:	Laurens F. Schaad Jr.
Title:	Vice President

Commitment: $25,000,000.00

SIGNATURE BANK, as a Lender

By:	/s/ James P. Gay
Name:	James P. Gay
Title:	Vice President

Commitment: $10,000,000.00

BANK OF TAIWAN, LOS ANGELES BRANCH, as a Lender

By:	/s/ Ton-Yuan Yeh
Name:	Ton-Yuan Yeh
Title:	Vice President and General Manager

Commitment: $10,000,000.00

FIRST COMMERCIAL BANK NEW YORK AGENCY, as a Lender

By:	/s/ Bruce M.J. Ju
Name:	Bruce M.J. Ju
Title:	SVP & General Manager

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